Exhibit 5.7

June 10, 2022

Valaris Limited

Clarendon House, 2 Church Street

Hamilton, Bermuda, HM 11

To the addressee set forth above:

We have acted as local Nevada counsel to Valaris Limited, an exempted company incorporated under the laws of Bermuda (the “Company”), and Ensco Investments LLC, a Nevada limited liability company (the “Nevada Guarantor”), in connection with the filing by the Company of a Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-2633553) (as so amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the prospectus set forth therein (the “Prospectus”), relating to the registration of up to $433,411,639 in aggregate principal amount of the Company’s Senior Secured First Lien Notes due 2028 (the “Notes”) and the related guarantees of such Notes (the “Subsidiary Guarantees” and, together with the Notes, the “Securities”), issued pursuant to that certain Indenture, dated as of April 30, 2021 (the “Indenture”), by and among the Company, the Guarantors (as defined therein), including the Nevada Guarantor, and Wilmington Savings Fund Society, FSB, as trustee and collateral agent.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company and the Nevada Guarantor in connection with the registration of the Notes and the Subsidiary Guarantees, as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed all such proceedings have been timely completed or will be timely completed in the manner presently proposed in the Registration Statement and the Indenture.

For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, (ii) the Indenture, including the Subsidiary Guarantees, (iii) the articles of organization and operating agreement, each as amended to date, of the Nevada Guarantor, (iv) the resolutions of the board of managers of the Nevada Guarantor with respect to the Notes and the guarantee thereof by the Nevada Guarantor pursuant to the Indenture, and (iv) such other documents, agreements, instruments, limited liability company records and proceedings as we have deemed necessary or appropriate for purposes of issuing this opinion letter. We have also obtained from the managers, officers and other representatives of the Nevada Guarantor and from public officials, and have relied upon, such certificates, representations, assurances and public filings as we have deemed necessary or appropriate for the purpose of issuing the opinions set forth herein.

Valaris Limited

June 10, 2022

Without limiting the generality of the foregoing, in issuing this opinion letter, we have, with your permission, assumed without independent verification that (i) each document we have reviewed or which is referenced herein has been or will be duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (ii) the statements of fact and representations and warranties set forth in the documents we have reviewed are, true and correct as to factual matters, in each case of the date or dates of such documents and as of the date hereof; (iii) each natural person executing a document had at all relevant times and such person currently has sufficient legal capacity to do so; (iv) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (v) all limited liability company records made available to us by the Nevada Guarantor, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada in effect on the date hereof, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “Blue Sky” laws, rules or regulations.

Based on the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.            The Nevada Guarantor is validly existing as a limited liability company and in good standing under the laws of the State of Nevada.

2.            The Nevada Guarantor has the limited liability company power and authority to execute and deliver the Indenture and to perform its obligations thereunder, including under the Subsidiary Guarantees.

3.            The execution and delivery by the Nevada Guarantor of the Indenture and the performance by the Nevada Guarantor of its obligations thereunder, including under the Subsidiary Guarantees, have been duly authorized by the Nevada Guarantor.

4.            The Nevada Guarantor has duly executed and delivered the Indenture.

The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date hereof. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement becomes effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

Valaris Limited

June 10, 2022

We hereby consent to your filing this opinion letter as an exhibit to the Registration Statement and the reference to our firm under the heading “Legal Matters”. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Subject to all of the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, each of Conyers Dill & Pearman Limited and Gibson, Dunn & Crutcher LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of issuing its opinion letter to the Company relating to the legality of the Securities being registered, as filed with the Commission as Exhibits 5.1 and 5.2 to the Registration Statement, respectively.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP